UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
870 Market Street San Francisco, CA 94102 (Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 870-7566 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2017, Salon Media Group, Inc. (the “Company”) appointed Jordana Havriluk as Chief Revenue Officer of the Company.

Ms. Havriluk was employed on December 1, 2016 as the Company’s Managing Director of Revenue and Strategy. Her Amended and Restated Employment Agreement provides, among other things, for the following: (a) a base annual salary; (b) eligibility to receive a target Commission, as determined by programmatic Revenue each Quarter; and (c) an equity plan.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Salon Media Group and Jordana Havriluk, dated June 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:      /s/ Elizabeth Hambrecht

Name:     Elizabeth Hambrecht

Title:      Chief Financial Officer

Dated: June 22, 2017